For:	Alamo Group Inc.

Contact:	Robert H. George
Vice President
830-372-9621

Financial Relations Board
Marilynn Meek
212-827-3773

ALAMO GROUP ANNOUNCES 2016
FOURTH QUARTER AND YEAR END RESULTS
SEGUIN, Texas, March 7, 2017 - Alamo Group Inc. (NYSE: ALG) today reported results for the fourth quarter and year ended December 31, 2016.
Highlights

•	Net sales for the fourth quarter of $205.5 million, down 8.4% from previous year's record level

•	Net income for the fourth quarter of $7.6 million, or $0.65 per diluted share

•	Excluding non-cash charge relating to pension plan termination adjusted net income(1) for the fourth quarter was $9.4 million, or $0.81 per diluted share

•	Net sales for full year of $844.7 million, down 4.0% from the previous year's record level

•	Net income for full year of $40.0 million, or $3.46 per diluted share

•	Excluding non-cash charge relating to pension plan termination, adjusted net income(1) for the full year was $41.9 million, or $3.62 per diluted share

•	Gross margins as a percent of sales up 1.6% for the quarter and 1.3% for the full year

•	Backlog at $147 million, up versus previous quarter, down versus last year

•	Total debt, net of cash, down $63.9 million for the year(1)

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ALAMO GROUP ANNOUNCES 2016 FOURTH QUARTER AND YEAR END RESULTS - PAGE 2

Results for the Quarter
Net sales for the fourth quarter of 2016 were $205.5 million compared to net sales of $224.4 million in 2015, a decrease of 8.4%. The decrease in sales was a result of the ongoing headwinds the Company has experienced including softness in sales of Industrial Division products to non-governmental entities, weak European market conditions, changes in exchange rates which have lowered the value of our non U.S. denominated sales and earnings and the continued weakness in the global agricultural market. A more complete summary of the currency translation effects on sales and earnings is included as an attachment to this release.(1) Net income for the fourth quarter of 2016 was $7.6 million, or $0.65 per diluted share, versus net income of $11.4 million, or $0.99 per diluted share in the previous year. The results for the quarter include a $1.9 million after tax non-cash charge in connection with the termination of a pension plan which essentially reclassified cumulative actuarial losses previously recorded in other comprehensive income. Excluding this charge, the adjusted net income for the fourth quarter was $9.4 million or $0.81 per diluted share. The results for the fourth quarter of 2015 included two events relating to a gain on the sale of a portion of excess land in the U.K. and a plant consolidation and restructuring charge in France. Excluding these two events, net income in the fourth quarter of 2015 was $10.8 million, or $0.95 per diluted share.(1)
Full Year Results
For full year 2016, net sales were $844.7 million versus $879.6 million in 2015, a decrease of 4.0%. Net income for the year was $40.0 million, or $3.46 per diluted share, compared to $43.2 million, or $3.76 per diluted share, in 2015. Excluding the items referenced above in the fourth quarter of 2016 and 2015, adjusted net income for 2016 was $41.9 million, or $3.62 per diluted share versus $45.1 million, or $3.93 per diluted share in 2015. A summary of the adjustments is included in the attachments.
Sales by Division
Alamo Group’s Industrial Division net sales in the fourth quarter of 2016 were $122.5 million compared to $135.9 million in the fourth quarter of 2015, a decrease of 9.9%. For the full year the Division's net sales

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ALAMO GROUP ANNOUNCES 2016 FOURTH QUARTER AND YEAR END RESULTS - PAGE 3

were $484.1 million compared to $498.8 million in 2015, a decrease of 2.9%. The decrease was due to weaker sales to non-governmental end users, particularly vacuum trucks and weak fourth quarter shipments of snow removal products.
Alamo’s Agricultural Division recorded net sales of $48.9 million in the fourth quarter of 2016 compared to $47.9 million in the prior year, an increase of 2.1%. This was achieved despite ongoing weakness in the overall agricultural market. For full year 2016, the Division's net sales were $205.8 million versus $208.3 million in 2015, a decrease of 1.2%.
Alamo Group’s European Division net sales in the fourth quarter of 2016 were $34.2 million compared to $40.6 million in the prior year. For the full year, net sales in the Division were $154.8 million, 10.3% below the $172.6 million achieved in 2015. Just over half of the decrease in both the fourth quarter and full year related to changes in exchange rates as indicated in the attached schedule. There was also continued weakness in the Company's U.K. markets primarily as a result of the uncertainty which has persisted since the mid-year Brexit vote.
Comments on Results
Ron Robinson, Alamo Group’s President and CEO commented, “Our fourth quarter was somewhat weaker than our expectations as we continue to be impacted by persistent headwinds that have been constraining our sales throughout the year. However, there were many positive developments during 2016. Despite lower sales, we were able to grow gross margins as a result of our ongoing cost control initiatives and manufacturing efficiencies. And, cash flow for both the quarter and full year remained at a strong level allowing us to reduce total debt during the year by $74 million and by over $120 million in the last two years. This was achieved through both strong earnings from operations as well as better asset management as we reduced inventory and increased inventory turns.
"We were also pleased with the improved sales in our Agricultural Division as they continue to outperform the overall weakness in this sector. This Division was also a major contributor to Alamo's improved gross margins. And, we feel they are well positioned to continue this trend as we move into 2017.

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ALAMO GROUP ANNOUNCES 2016 FOURTH QUARTER AND YEAR END RESULTS - PAGE 4

"Our European Division also had some bright spots as our French operations showed reasonable growth in local currency, although they were down when translated to U.S. dollars. We believe they are poised to show further growth in 2017.
"Our biggest concern was the weakness in our Industrial Division results. The majority of the sales in this Division are to governmental end users and related contractors for infrastructure maintenance and these sales have continued at a very stable level with the exception of snow removal products in the fourth quarter. However, non-governmental sales, particularly of vacuum trucks which had exhibited strong growth for several years, were negatively impacted by weakness in oil field, mining and construction markets which had an adverse effect on our results throughout the year. And, as previously indicated our snow products were also weak in the fourth quarter, as much due to shipment delays as to softness in the market. While we are disappointed with the impact these developments had on our results in 2016, we feel more optimistic about the outlook for 2017. Our core sales to the infrastructure maintenance markets should continue to be steady and we are already seeing some momentum in the non-governmental sectors which should produce better results in 2017 compared to 2016.
"In addition, we feel Alamo operating improvements aimed at further expansion of our margins and continued focus on our asset management will continue to drive our performance. We are also excited about new product introductions that should further add to our 2017 results.
"Lastly, we are looking forward to the closing of the Old Dominion Brush Company acquisition that we recently announced. This will be a good synergistic addition to our Company which, while small, will positively impact our results in 2017. And, we are pleased that acquisition activity in general is showing improvement. Strategic acquisitions are part of our business strategy and we believe they will continue to provide an avenue of growth for Alamo.
"So, while we are concerned about the challenges we face in our markets that resulted in the declines we experienced, particularly in the second half of 2016, we feel good about the many positive achievements we were able to make during this time. We believe these will allow us to get back on a growth track in 2017."

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ALAMO GROUP ANNOUNCES 2016 FOURTH QUARTER AND YEAR END RESULTS - PAGE 5

Earnings Conference Call
Alamo Group will host a conference call to discuss fourth quarter and year end 2016 financial results on Wednesday, March 8, 2017 at 11:00 a.m. Eastern (10 a.m. Central, 9:00 a.m. Mountain and 8:00 a.m. Pacific).  Hosting the call will be members of senior management.
Individuals wishing to participate in the conference call should dial 888-542-1101 (domestic) or 719-457-2552 (internationally). For interested individuals unable to join the call, a replay will be available until Wednesday, March 15, 2017 by dialing 888-203-1112 (domestic) or 719-457-0820 (internationally), passcode 6077346.
The live broadcast of Alamo Group Inc.’s quarterly conference call will be available online at the Company's website, www.alamo-group.com (under “Investor Relations/Events & Presentations”) on Wednesday, March 8, 2017, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call ends and will be archived on the Company’s website for 60 days.
About Alamo Group
Alamo Group is a leader in the design, manufacture, distribution and service of high quality equipment for infrastructure maintenance, agriculture and other applications. Our products include truck and tractor mounted mowing and other vegetation maintenance equipment, street sweepers, snow removal equipment, excavators, vacuum trucks, other industrial equipment, agricultural implements and related after-market parts and services. The Company, founded in 1969, has approximately 2,900 employees and operates 24 plants in North America, Europe, Australia and Brazil as of December 31, 2016. The corporate offices of Alamo Group Inc. are located in Seguin, Texas and the headquarters for the Company’s European operations are located in Salford Priors, England.
Forward Looking Statements
This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and

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ALAMO GROUP ANNOUNCES 2016 FOURTH QUARTER AND YEAR END RESULTS - PAGE 6

unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: market demand, competition, weather, seasonality, currency-related issues, and other risk factors listed from time to time in the Company’s SEC reports. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.

(Tables Follow)
# # #

(1) This is a non-GAAP financial measure. For more information relating to this measure including a reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure refer to "Non-GAAP Financial Measure Reconciliation" below and the Attachments thereto

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Alamo Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$16,793	$26,922
Accounts receivable, net	170,329	178,305
Inventories	135,760	150,758
Other current assets	4,736	6,901
Total current assets	327,618	362,886

Rental equipment, net	30,970	37,564

Property, plant and equipment	66,629	70,950

Goodwill	74,825	75,509
Intangible assets	50,038	52,950
Other non-current assets	2,696	3,644

Total assets	$552,776	$603,503

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$43,136	$45,486
Income taxes payable	2,333	1,320
Accrued liabilities	33,158	38,141
Current maturities of long-term debt and capital lease obligations	73	77
Total current liabilities	78,700	85,024

Long-term debt, net of current maturities	70,017	144,006
Deferred pension liability	2,929	4,499
Other long-term liabilities	6,969	5,782
Deferred income taxes	6,444	3,723

Total stockholders’ equity	387,717	360,469

Total liabilities and stockholders’ equity	$552,776	$603,503

Alamo Group Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Fourth Quarter Ended		Year Ended
	12/31/2016	12/31/2015	12/31/2016	12/31/2015

Industrial	$122,459	$135,943	$484,088	$498,761
Agricultural	48,884	47,900	205,834	208,257
European	34,179	40,588	154,826	172,559
Total Net Sales	205,522	224,431	844,748	879,577

Cost of sales	157,589	175,694	639,649	677,129
Gross margin	47,933	48,737	205,099	202,448
	23.3%	21.7%	24.3%	23.0%

Operating Expenses	35,655	34,342	137,479	135,920
Income from Operations	12,278	14,395	67,620	66,528
	6.0%	6.4%	8.0%	7.6%

Interest Expense	(1,580)	(1,582)	(5,914)	(6,724)
Interest Income	53	69	214	189
Other Income	522	4,631	269	6,874

Income before income taxes	11,273	17,513	62,189	66,867
Provision for income taxes	3,685	6,129	22,144	23,658

Net Income	$7,588	$11,384	$40,045	$43,209

Net income per common share:

Basic	$0.66	$1.00	$3.50	$3.81

Diluted	$0.65	$0.99	$3.46	$3.76

Average common shares:
Basic	11,467	11,382	11,434	11,349

Diluted	11,608	11,500	11,565	11,482

Alamo Group Inc.
Non-GAAP Financial Measures Reconciliation

From time to time, Alamo Group Inc. may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. For these purposes, “GAAP” refers to generally accepted accounting principles in the United States. The Securities and Exchange Commission (SEC) defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial positions, or cash flows that is subject to adjustments that effectively exclude or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by Alamo Group are provided as additional information to investors in order to provide them with greater transparency about, or an alternative method for assessing, our financial condition and operating results. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

From time to time, Alamo Group reports each of net sales, operating income and net income excluding the impact of acquisitions, dispositions or restructuring and consolidations and other items which are non-GAAP financial measures. The Company considers this information useful to investors to allow better comparability of period-to-period operating performance. Attachment 1 discloses a non-GAAP financial measure for Adjusted Operating Income, Adjusted Net Income and Adjusted Diluted EPS to exclude the impact of a terminated pension plan, inventory step up charge connected to an acquisition, system conversions, cost related to a plant closure and a gain on the sale of a non-operating asset. Attachment 2 discloses a non-GAAP financial presentation related to the impact of currency translation on net sales by division. The Company provides this information to investors to allow better comparability of period-to-period operating performance. In this press release, we disclose a reduction in our total debt, net of cash, which is a non-GAAP financial measure. Attachment 3 shows a non-GAAP financial presentation that describes the consolidated net change of the total debt, net of cash. The Company believes this information provides useful information to investors regarding changes to the Company's capital structure.

Attachment 1

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands, except per share numbers)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015

Operating Income - GAAP	$12,278	$14,395	$67,620	$66,528
(add: expense related to pension termination)	2,889	—	2,889	—
(add: inventory step charge)	—	—	—	2,740
(add: expenses relating to system conversion)	—	—	—	1,011
(add: costs related to plant closure)	—	2,941	—	2,941
Adjusted Operating Income - non-GAAP	$15,167	$17,336	$70,509	$73,220

Net Income - GAAP	$7,588	$11,384	$40,045	$43,209
Adjustments (after tax):
(add: expense related to pension termination)	1,860	—	1,860	—
(add: inventory step charge)	—	—	—	1,771
(add: expenses relating to system conversion)	—	—	—	653
(add: costs related to plant closure)	—	1,900	—	1,900
(less: gain on sale of non-operating asset)	—	(2,453)	—	(2,453)
Adjusted Net Income - non-GAAP	$9,448	$10,831	$41,905	$45,080

Diluted EPS - GAAP	$0.65	$0.99	$3.46	$3.76
(add: expense related to pension termination)	0.16	—	0.16	—
(add: inventory step charge)	—	—	—	0.15
(add: expenses relating to system conversion)	—	—	—	0.06
(add: costs related to plant closure)	—	0.17	—	0.17
(less: gain on sale of non-operating asset)	—	(0.21)	—	(0.21)
Adjusted Diluted EPS - non-GAAP	$0.81	$0.95	$3.62	$3.93

Attachment 2

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

	Three Months Ended December 31,			Change due to currency translation
	2016	2015	% change from 2015	$	%

Industrial	$122,459	$135,943	(9.9)%	$38	—%
Agricultural	48,884	47,900	2.1%	134	0.3%
European	34,179	40,588	(15.8)%	(3,336)	(8.2)%
Total Net Sales	$205,522	$224,431	(8.4)%	$(3,164)	(1.4)%

	Twelve Months Ended December 31,			Change due to currency translation
	2016	2015	% change from 2015	$	%

Industrial	$484,088	$498,761	(2.9)%	$(1,517)	(0.3)%
Agricultural	205,834	208,257	(1.2)%	(605)	(0.3)%
European	154,826	172,559	(10.3)%	(9,113)	(5.3)%
Total Net Sales	$844,748	$879,577	(4.0)%	$(11,235)	(1.3)%

Attachment 3

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

	December 31, 2016	December 31, 2015	Net Change

Current maturities	$73	$77
Long-term debt, net of current	70,017	144,006
Total Debt	$70,090	$144,083

Total Cash	16,793	26,922
Total Debt Net of Cash	$53,297	$117,161	$63,864